AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
of

TRUST FOR ADVISED PORTFOLIOS

a Delaware Statutory Trust

Adopted: August 26, 2003
Amended and Restated: June 1, 2005;
August 19, 2015; February 27, 2019;
August 14, 2020; and December 20, 2021

TRUST FOR ADVISED PORTFOLIOS
AGREEMENT AND DECLARATION OF TRUST

(As Amended and Restated Effective December 20, 2021)

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made by the undersigned Trustees as of the 20th day of December 2021.

WHEREAS, Trust for Advised Portfolios (the “Trust”) was formed to carry on the business of an investment company; and

WHEREAS, the Trust is authorized to issue its shares of beneficial interest (“Shares”) in separate series, each separate series to be a Portfolio hereunder, and to issue Classes of Shares of any Portfolio or divide Shares of any Portfolio into two or more Classes, all in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have amended and restated this Declaration of Trust in its entirety as of June 1, 2005, August 19, 2015, February 27, 2019; and August 14, 2020; and

WHEREAS, pursuant to Section 7.3 hereof, the Trustees, by written resolution of all of the Trustees on December 20, 2021, have further amended this Declaration of Trust by amending and restating it in its entirety;

NOW, THEREFORE, the Trustees hereby declare that they will hold IN TRUST all cash, securities and other assets which the Trust may from time to time acquire and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in the Trust and the Portfolios created hereunder as hereinafter set forth.

ARTICLE I
NAME AND DEFINITIONS

Section 1.1 Name and Location. The name of the statutory trust is Trust for Advised Portfolios; and the Trustees shall conduct the business of the Trust under that name or any other name(s) and in such location(s) as they may from time to time determine. The Trust shall constitute a Delaware statutory trust in accordance with the Delaware Statutory Trust Act. Any name change shall become effective on the execution by a majority of the Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810 of the Delaware Statutory Trust Act. Any such instrument shall not require the approval of the Shareholders but shall have the status of an amendment to this Trust Agreement.

Section 1.2     Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)“1940 Act” means the Investment Company Act of 1940 and rules thereunder, all as amended from time to time;

(b)“Bylaws” means the Bylaws of the Trust as amended or restated from time to time.

(c)“Class” means any Class of Shares of any Portfolio established and designated under or in accordance with the provisions of Article IV;

(d)“Portfolio” means a series of Shares of the Trust established and designated under or in accordance with the provisions of Article IV hereof;

(e)“Prospectus” means a current prospectus under the Securities Act of 1933, as amended from time to time, including any “statement of additional information” that is incorporated by reference into such Prospectus.

(f)“Shareholder” means a record owner of Shares;

(g)“Shares” means the transferable units of interest into which the beneficial interest in the Trust and each Portfolio of the Trust and/or any Class of any Portfolio (as the context may require) shall be divided from time to time;

(h)“Series Trustees” means the trustees of the Trust solely with respect to a specified Portfolio, property and/or obligation, appointed in accordance with Article III, Section 3.7;

(i)“Trust” means the Trust for Advised Portfolios, the Delaware statutory trust established by this Trust Agreement;

(j)“Trust Agreement” means this Agreement and Declaration of Trust as amended or restated from time to time;

(k)“Trustees” means the Trustees of the Trust named herein or appointed or elected in accordance with Article III (excluding Series Trustees); and

(l)“Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Portfolio, or by the Trustees on behalf of the Trust or any Portfolio.

ARTICLE II
PURPOSE AND CERTIFICATE OF TRUST

Section 2.1     Purpose of Trust. The purpose of the Trust is to conduct, operate, and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Portfolios investing primarily in securities and other instruments and rights of a financial character, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.

ARTICLE III
TRUSTEES

Section 3.1     Number, Designation, Election, Term, etc.

(a)Number. The initial number of Trustees shall be five (5). The Trustees may thereafter increase or decrease the number of Trustees to a number other than the number theretofore determined. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (d) of this Section 3.1.

(b)Term of Office of Trustees. Each Trustee shall serve during the life of the Trust and until its termination as hereinafter provided, except as such Trustee sooner dies, resigns, retires, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and may, pursuant to Section 3.l(e) hereof, appoint Trustees to fill vacancies.

(c)Resignation and Retirement. Any Trustee or Series Trustee may resign or retire, by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument and shall be effective as to the Trust and each Portfolio hereunder.

(d)Removal. Subject to the requirements of Section 16(a) of the 1940 Act, any Trustee may be removed with or without cause at any time (i) by action of a majority of the remaining Trustees, or (ii) by action of Shareholders holding not less than a majority of the Shares then outstanding.

(e)Vacancies. In the case, of any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees, the other Trustees shall have all the power hereunder and the certification of the other Trustees of such vacancy shall be conclusive. Any vacancy may be filled by a majority of the remaining Trustees, subject to the provisions of Section 16(a) of the 1940 Act, through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine. Such appointment shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Trust Agreement, except that any such appointment in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees, to be effective at a later date, shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted such appointment and shall have agreed in writing to be bound by this Trust Agreement and the appointment is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance. Unless required by any applicable provisions of the 1940 Act, no vacancy need be filled so long as there are at least two remaining Trustees.

(f)Effect of Death, Resignation, etc. The death, resignation, retirement, removal or incapacity of the Trustees or Series Trustees, or any one of them, shall not operate to annul or terminate the Trust or any Portfolio hereunder or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Trust Agreement.

(g)No Accounting. Except to the extent required by any applicable provisions of the 1940 Act or under circumstances that would justify his removal for cause, no person ceasing to be a Trustee or Series Trustee as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees or Series Trustees upon such cessation.

Section 3.2 Powers of Trustees and Series Trustees. Subject to the provisions of this Trust Agreement, the business of the Trust shall be managed by the Trustees (and Series Trustees, solely to the extent consistent with the terms of their appointment), and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust. The Trustees and Series Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees (and Series Trustees, solely to the extent consistent with their appointment) shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management and operation of the Trust. The Trustees (and Series Trustees, solely to the extent consistent with their appointment) shall have full authority and absolute power and control over the assets of the Trust and the business of the Trust to the same extent as if they were the sole owners of the assets of the Trust and the business in their own right, including such authority, power and control to do all acts and things as they, in their discretion, shall deem proper to accomplish the purposes of this Trust. Without limiting the foregoing, and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority:

(a)Bylaws. To adopt Bylaws not inconsistent with this Trust Agreement providing for the conduct of the business and affairs of the Trust and to amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders;

(b)Portfolios. To establish Portfolios, each such Portfolio to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes, and to establish Classes of Shares of any Portfolio or divide the Shares of any Portfolio into Classes;

(c)Officers, Employees, Agents, and Consultants. To hire and terminate elect and remove such officers and employees and appoint and terminate such agents and consultants as they consider appropriate and to provide for the compensation of all of the foregoing;

(d)Committees. To appoint from their own number or from any number of Series Trustees, and terminate (subject to Section 3.7 of this Trust Agreement), any one or more committees consisting of one or more Trustees or Series Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to any applicable provisions of the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine;

(e)Service Providers. To employ one or more advisers, administrators, depositories and custodians and authorize any depository or custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend disbursing, accounting or shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise, and set record dates or times for the determination of Shareholders with respect to various matters;

(f)Compensation. To compensate or provide for the compensation of the Trustees, Series Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate;

(g)Delegation. To delegate to any officer of the Trust, to any committee of the Trustees, to any Series Trustee or committee of Series Trustee(s) and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and any Portfolio and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees;

(h)Investments. To invest and reinvest cash and other property, and to hold cash or other property uninvested in accordance with the investment policies and restrictions of each Portfolio as set out from time to time in the prospectus for the Portfolio;

(i)Disposition of Assets. To sell, exchange, lend, pledge, hypothecate, write options on and lease any or all of the assets of the Trust;

(j)Ownership Powers. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

(k)Subscription. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;

(l)Form of Holding. To hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Portfolio or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

(m)Reorganization, etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or debt instrument of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

(n)Voting Trusts, etc. To join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

(o)Compromise. To litigate, compromise, arbitrate, settle, or otherwise adjust claims in favor of or against the Trust or any Portfolio or any matter in controversy, including but not limited to claims for taxes;

(p)Partnerships, etc. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(q)Borrowing and Security. To borrow funds or other property in the name of the Trust exclusively for Trust purposes, and in connection therewith, to issue notes or other evidence of indebtedness, and to mortgage and pledge the assets of the Trust or any part thereof to secure any or all of such indebtedness;

(r)Guarantees, etc. To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

(s)Insurance. To purchase and pay for entirely out of Trust property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its Portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

(t)Pensions etc. To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trust and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

(u)Distribution Plans. To adopt on behalf of the Trust or any Portfolio or any Class thereof a plan of distribution and related agreements thereto pursuant to the terms of Rule 12b-1 under the 1940 Act and to make payments from the assets of the Trust or the relevant Portfolio or Portfolios pursuant to said Rule 12b-1 Plan.

The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Portfolio, and not an action in an individual capacity.

The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

Section 3.3     Certain Contracts. Subject to compliance with any applicable provisions of the 1940 Act, the Trustees (and Series Trustees, solely to the extent consistent with the terms of their appointment) may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals (a “Contracting Party”), to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or on behalf of the Trust and/or any Portfolio, and/or any Class of Shares, and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine appropriate:

(a)Advisory. Subject to any directions of the Trustees and in accordance with the investment policies and restrictions of each Portfolio as set out from time to time in the prospectus for the Portfolio, with respect to the investments of the Trust or the assets belonging to any Portfolio of the Trust (as that phrase is defined in subsection (a) of Section 4.3 hereof), to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for Portfolio transactions relating to such investments and assets;

(b)Administration. Subject to any directions of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust and each Portfolio (including each Class thereof), to supervise all or any part of the operations of the Trust and each Portfolio, and to provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operations of the Trust and each Portfolio;

(c)Distribution. To distribute the Shares of the Trust and each Portfolio (including any Classes thereof), through a principal underwriter of such Shares or otherwise;

(d)Custodian and Depository. To act as depository for and to maintain custody of the property of the Trust and each Portfolio and accounting records in connection therewith;

(e)Transfer and Dividend Disbursing Agent. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends;

(f)Shareholder Servicing. To provide services with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters; and

(g)Accounting. To handle all or any part of the accounting and auditing responsibilities, whether with respect to the Trust’s Property, Shareholders or otherwise.

The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for in this Section 3.3, including provisions that are not inconsistent with any applicable requirement of the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into sub-contractual arrangements relative to any of the matters referred to in Sections 3.3(a) through (g) hereof.

The fact that:

(i)    any of the Shareholders, Trustees or officers of the Trust is a Shareholder, director, officer, partner, trustee, employee, manager, investment adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust or any Portfolio, or that

(ii)    any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or have other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust or any Portfolio and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust, any Portfolio or its Shareholders, provided that, in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either:

(x)    the material facts as to such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees); or

(y)     if subject to vote by Shareholders, the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the Shareholders;

and the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

Section 3.4 Payment of Trust Expenses and Compensation of Trustees. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust or any Portfolio, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Portfolios and/or one or more Classes of Shares thereof that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees charges, taxes and liabilities incurred or arising in connection with the Trust, any Portfolio and/or any Class of Shares thereof, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s Series Trustees, officers, employees, investment adviser, administrator, distributor, principal underwriter, auditors, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

Section 3.5 Ownership of Assets of the Trust. Title to all of the assets of the Trust and each Portfolio shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees shall have power to cause legal title to any Trust property to be held by or in the name of the Trust, or in the name of any other person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust property shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.6 Action by Trustees. Except as otherwise provided by applicable provisions of the 1940 Act or other applicable law, this Trust Agreement or the Bylaws, any action to be taken by the Trustees or Series Trustees on behalf of or with respect to the Trust or any Portfolio or Class thereof may be taken by (a) a majority vote of the Trustees or Series Trustees, as the case may be, present at a meeting of Trustees or Series Trustees, as the case may be (a quorum, consisting of at least one-half of the Trustees or Series Trustees, as the case may be, then in office, being present), within or without Delaware, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence at a meeting; or (b) a consent or consents in writing, setting forth the action so taken, and signed by a majority of the Trustees or Series Trustees, as the case may be.

Section 3.7 Series Trustees. The Trustees, acting by a majority vote of the Trustees present at a meeting of Trustees (a quorum, consisting of at least one-half of the Trustees then in office, being present) or by a consent or consents in writing, setting forth the action so taken, and signed by a majority of the Trustees, may:

(a)appoint up to three (3) Series Trustees to serve as trustees with respect to any specified Portfolio, property and/or obligation of the Trust, and not in any other respect, for such duration and on such terms as the Trustees may determine, provided that such terms are in accordance with the 1940 Act and other applicable law; and

(b)delegate to such Series Trustees, or a committee of one or more such Series Trustee(s), such authority, powers, functions and duties as the Trustees consider desirable or appropriate for the conduct of the business and affairs of the Trust, solely with respect to the Portfolio, property and/or obligation for which the Series Trustee(s) were appointed, including, without implied limitation, the power and authority to act in the name of the Trust with respect to such Portfolio, property and/or obligation, and in the name of the relevant Portfolio itself, to sign documents and to act as attorney-in-fact for the Trustees with respect to such Portfolio, property and/or obligation.

In appointing any Series Trustee(s) and/or committee of Series Trustees, and notwithstanding Section 3.2(d) of this Trust Agreement, the Trustees may impose such terms and conditions regarding the removal of such Series Trustee(s) and/or the termination of any committee of such Series Trustee(s) as they deem appropriate. A Series Trustee shall not be deemed to have the authority, powers, functions or duties of a “Trustee” under this Trust Agreement except as expressly set forth in this Trust Agreement or in a resolution of the Trustees appointing such Series Trustee. A Series Trustee shall have no authority, power, function or duty with respect to any Portfolio, property and/or obligation other than the Portfolio, property and/or obligation for which such Series Trustee was appointed.

Section 3.8. Series Trustee Vacancy. In the case of any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any Series Trustee, a replacement Series Trustee may only be appointed by the Trustees consistent with Section 3.7 hereof.

ARTICLE IV
SHARES

Section 4.1     Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of Shares, all without par value.

Section 4.2     Portfolios and Classes.

(a)The Trustees shall have the authority from time to time to issue Shares in one or more series (each of which series of Shares shall represent the beneficial interest in a separate and distinct Portfolio of the Trust as they deem necessary or desirable. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate all terms and conditions of such separate and distinct Portfolios, including as to fees and charges, right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, conditions under which the several Portfolios shall have separate voting rights or no voting rights, and arrangements for distribution and administration.

(b)The Trustees shall have exclusive power, without the requirement of Shareholder approval, to operate one or more Portfolios or a Class thereof of the Trust as an exchange-traded fund (“ETF”) and to list the Shares of any such ETF on one or more securities exchanges and to cease such operation or listing at any time.

(c)The Trustees shall have exclusive power, without the requirement of Shareholder approval, to issue Classes of Shares of any Portfolio or divide the Shares of any Portfolio into Classes, and to establish all terms and conditions of each Class, including as to fees, charges, right of redemption and the price terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, conditions under which several Portfolios shall have separate voting rights or no voting rights, and arrangements for distribution or administration. The fact that a Portfolio shall have initially been established and designated without any specific establishment or designation of Classes (i.e., that all Shares of such Portfolio are initially of a single Class), or that a Portfolio shall have more than one established and designated Class, shall not limit the authority of the Trustees to establish and designate or redesignate separate Classes, or one or more further Classes, of said Portfolio without approval of the holders of the initial Class thereof.

(d)The number of authorized Shares and the number of Shares of each Portfolio or Class thereof that may be issued is unlimited, and the Trustees may issue Shares of any Portfolio or Class thereof for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to any deemed contribution of capital as described in Section 4.3(h) below). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired by any Portfolio or Class thereof into one or more Portfolios or Classes thereof that may be established and designated from time to time. The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Portfolio or Class thereof reacquired by the Trust.

(e)The Trustees shall have exclusive power, without the requirement of Shareholder approval, to determine that Shares of any Portfolio or Class shall be issued and redeemed only in aggregations of such number of Shares as may be determined by the Trustees from time to time with respect to any Portfolio or Class. The number of Shares comprising an aggregation for purposes of issuance or redemption with respect to any Portfolio or Class shall be referred to as a “Creation Unit” or such other term as the Trustees shall determine. The Trustees shall have the power, in connection with the issuance or redemption of any Creation Unit, to charge such transaction fees or other fees as the Trustees shall determine. In addition, the Trustees may, from time to time in their sole discretion, determine to change the number of Shares constituting a Creation Unit.

(f)The Trustees may from time to time close the transfer books or establish record dates and times for the purpose of determining the holders of Shares entitled to be treated as such, in accordance with the provisions of the Trust’s Bylaws.

(g)Any Trustee, Series Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Portfolio (including any Classes thereof) of the Trust to the same extent as if such person were not a Trustee, Series Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Portfolio (including any Classes thereof) from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Portfolio (including any Classes thereof) generally.

Section 4.3     Relative Rights and Preferences Among Portfolios. The Shares of Portfolios that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise with respect to some future Portfolio at the time of establishing and designating the same) have the following relative rights and preferences:

(a)Assets Belonging to Portfolios. All net consideration received by the Trust for the issuance or sale of Shares of a particular Portfolio or any Classes thereof, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Portfolio and shall irrevocably belong to the Portfolio for all purposes, subject only to the rights of creditors of such Portfolio, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that Portfolio as provided in the following sentence, are herein referred to as “assets belonging to” that Portfolio. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Portfolio (collectively “General Items”), the Trustees shall allocate such General Items to, between or among any one or more of the Portfolios established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Any General Items so allocated to a particular Portfolio shall belong to that Portfolio. Each such allocation by the Trustees shall be conclusive and binding upon the holders of all Shares of all Portfolios for all purposes.

(b)Liabilities Belonging to Portfolios. The assets belonging to each particular Portfolio shall be charged with the liabilities in respect of that Portfolio and all expenses, costs, charges and reserves attributable to that Portfolio (including, without limitation, the expenses and costs associated with the appointment and activities of any Series Trustee(s) for such Portfolio).. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Portfolio shall be allocated and charged by the Trustees to, between or among any one or more of the Portfolios established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves so allocated by the Trustees shall be conclusive and binding upon the Shareholders, creditors and any other persons dealing with the Trust or any Portfolio (including any Classes thereof) for all purposes. Any creditor of any Portfolio may look only to the assets of that Portfolio to satisfy such creditor’s debt.

(c)Dividends. Dividends and distributions on Shares of a particular Portfolio may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine to the holders of Shares of that Portfolio, from such of the income and capital gains, accrued or realized, from the assets belonging to that Portfolio, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Portfolio. All dividends and distributions on Shares of a particular Portfolio thereof shall be distributed pro rata to each holder of Shares of that Portfolio in proportion to the total net asset value of Shares of that Portfolio held by such holder at the date and time of record established for the payment of such dividends or distributions, except that, in connection with any dividend or distribution program or procedure, the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder’s purchase order and/or payments have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of that Portfolio or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of this Section 4.3.

The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d)Liquidation. In the event of the liquidation or dissolution of the Trust or any Portfolio thereof, the holders of Shares of each affected Portfolio shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Portfolio over the liabilities belonging to that Portfolio. The assets so distributable to the holders of Shares of any particular Portfolio shall be distributed among such holders in proportion to the aggregate net asset value of all the Snares of that Portfolio held by them and recorded on the books of the Trust. The liquidation of any particular Portfolio or Class thereof may be authorized at any time by vote of a majority of the Trustees then in office.

(e)Voting. On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each whole Share irrespective of the Portfolio, and all Shares of all Portfolios shall vote together; provided, however, that (i) as to any matter with respect to which a separate vote of one or more Portfolios or Classes is required by any applicable provisions of the 1940 Act, such requirement shall apply in lieu of all Shares of all Portfolios voting together; and (ii) in any event, as to any matter which affects only the interests of one or more particular Portfolios or Classes, only the holders of Shares of the one or more affected Portfolios or Classes shall be entitled to vote, and each such Portfolio or Class shall vote as a separate class.

(f)Redemption by Shareholder. Each holder of Shares or Creation Units, as applicable, of a particular Portfolio shall have the right at such times as may be permitted by the Trust, consistent with the requirements of the 1940 Act, to require the Trust to redeem Shares or Creation Units, as applicable, of that Portfolio on terms consistent with any applicable requirements of the 1940 Act and at a redemption price equal to the net asset value per Share of that Portfolio or Class thereof determined in accordance with subsection (h) of this Section 4.3 after the Shares or Creation Units, as applicable, are properly tendered for redemption, subject to any contingent deferred sales charge or redemption charge in effect at the time of redemption. Payment of the redemption price of Shares of any Portfolio or Class shall be in cash, securities, or other assets, or any combination thereof, belonging to such Portfolio, subject to requirements of the 1940 Ac

Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Portfolio to require the Trust to redeem Shares or Creation Units, as applicable, of that Portfolio during any period or at any time when (and to the extent) permissible under the 1940 Act.

(g)Redemption by Trust. Each Share of each Portfolio is subject to redemption by and at the option of the Trust at the redemption price that would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this Section 4.3: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the Trust or any Portfolio or to the holders of the Shares of the Trust or any Portfolio thereof or Class thereof, or (ii) upon such other conditions as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Trust. Upon such redemption, the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

Notwithstanding anything to the contrary herein, if the Shares of any Portfolio or Class are issued in Creation Units, then only Shares of such Portfolio or Class comprising a Creation Unit shall be redeemable by the Trust with respect to any applicable Portfolio or Class. Unless the Trustees otherwise shall determine, there shall be no redemption of any partial or fractional Creation Unit.

(h)Net Asset Value. The net asset value per Share of any Portfolio that has only one Class of Shares outstanding shall be (i) the quotient obtained by dividing the value of the net assets of that Portfolio (being the value of the assets belonging to that Portfolio less the liabilities belonging to that Portfolio) by the total number of Shares of that Portfolio outstanding; all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

The Trustees may determine to maintain the net asset-value per Share of any Portfolio at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with any applicable provisions of the 1940 Act for the continuing declarations of income attributable to that Portfolio as dividends payable in additional Shares of that Portfolio at the designated constant dollar amount and for the handling of any losses attributable to that Portfolio. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Portfolio his pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Portfolio to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his investment in any Portfolio with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

(i)Transfer. All Shares of each Portfolio shall be transferable, but transfers of Shares will be recorded on the Share transfer records of the Trust applicable to a Portfolio only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Portfolio and of the same Class and at such other times as may be permitted by the Trustees.

(j)Equality. Except as provided herein, all Shares of each particular Portfolio shall represent an equal proportionate interest in the assets belonging to that Portfolio, subject to the liabilities belonging to that Portfolio, and each Share of any Portfolio shall be equal to each other Share of that Portfolio or Class; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) of this Section 4.3 that may exist with respect to dividends and distributions on Shares of the same Portfolio or Class. The Trustees may from time to time divide or combine the Shares of any Portfolio into a greater or lesser number of Shares of that Portfolio without thereby changing the proportionate beneficial interest in the assets belonging to that Portfolio or those Shares or in any way affecting the rights of any Shares of any Portfolio.

(k)Fractions. Any fractional Share of any Portfolio shall carry proportionately all the rights and obligations of a whole Share of that Portfolio, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

Section 4.4     Conversion Rights. Subject to compliance with any applicable requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Portfolio or Class thereof shall have the right to convert said Shares into Shares of one or more other Portfolios or Classes thereof in accordance with such requirements and procedures as may be established by the Trustees.

Section 4.5     Class Differences. The relative rights and preferences of the Classes of any Portfolio may differ in such respects as the Trustees may determine to be appropriate in their sole discretion. Except as so set forth, all Classes of the same Portfolio’s Shares shall have equal rights and preferences.

Section 4.6     Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Portfolio and each Class thereof that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Portfolio and Class thereof held from time to time by each such Shareholder.

Section 4.7     Investments in the Trust. The Trustees may accept investments in the Trust and each Portfolio from such persons and on such terms and for such consideration, not inconsistent with any applicable provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

Section 4.8     No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Portfolio.

Section 4.9     Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Trust Agreement. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders to be partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 4.10     No Appraisal Rights. Shareholders shall have no right to demand payment for their Shares or any other rights of dissenting Shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters’ rights by a Shareholder of a corporation organized under the General Corporation Law of the State of Delaware, or otherwise.
ARTICLE V
SHAREHOLDERS’ VOTING POWERS AND MEETING

Section 5.1     Voting Powers. Shareholders shall have power to vote only: (i) to elect Trustees or Series Trustees, provided that a meeting of Shareholders has been called for that purpose; (ii) to remove Trustees or Series Trustees, provided that a meeting of Shareholders has been called for that purpose; (iii) with respect to the matters covered in Section 5.2 below; and (iv) approve such additional matters as may be required by law or as the Trustees, in their sole discretion, shall determine.

Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Agreement or any of the Bylaws of the Trust to be taken by Shareholders.
The vote necessary to approve any matter shall be set forth in the Bylaws, except as set forth in Section 5.2.

Section 5.2     Additional Voting Powers and Voting Requirements for Certain Actions. Notwithstanding any other provision of this Trust Agreement, Shareholder approval shall be required to approve any amendment to Article VI of this Trust Agreement that would have the effect of increasing the liability (or potential liability) or reducing the indemnification available to Shareholders or former Shareholders. Any such action, as well as any repeal or amendment of this Section 5.2, shall require the affirmative vote or consent of Shareholders owning at least 66 2/3% of the outstanding Shares entitled to vote thereon.

Section 5.3     Non Exclusivity. The voting requirements set forth in this Section 5.2 shall be in addition to, and not in lieu of, any vote or consent of the Shareholders otherwise required by applicable law (including, without limitation, any separate vote by Portfolio (or Class) that may be required by the 1940 Act or by other applicable law) or by this Trust Agreement.

ARTICLE VI
LIMITATION OF LIABILITY; INDEMNIFICATION

Section 6.1     Trustees, Series Trustees, Shareholders, Etc, Not Personally Liable: Notice. All persons extending credit to, contracting with or having any claim against a Portfolio of the Trust shall look only to the assets of the Portfolio with which such person dealt for payment under such credit, contract or claim. Neither the Shareholders of any Portfolio, nor the Trustees, nor any of the Trust’s Series Trustees, officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust, any Portfolio or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only by or for the Trust (or the Portfolio) or by or for the Trustees or Series Trustees in their official capacity with the Trust and not personally. Nothing in this Trust Agreement shall protect any Trustee, Series Trustee, officer, employee or agent against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such Series Trustee or officer.

Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any duly authorized officer or Series Trustee shall give notice that the same was executed or made by or on behalf of the relevant Portfolio or Portfolios of the Trust or by them as Trustees or as officers or Series Trustee and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of such Portfolio or Portfolios, as the case may be. However, the omission of any such notice shall not operate to bind any Trustee, Series Trustee, officer or Shareholder individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

Section 6.2     Trustees’ or Series Trustees Good Faith Action; Expert Advice; No Bond Surety. The exercise by the Trustees or Series Trustee of their powers and discretion hereunder shall be binding upon all interested persons and entities. A Trustee or Series Trustee shall be liable solely for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or Series Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) no Trustee or Series Trustee shall be responsible or liable in any event for any neglect or wrongdoing of any other officer, agent, employee, consultant, investment adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, shareholder servicing or accounting agent of the Trust, nor shall any Trustee or Series Trustee be responsible for the act or omission of any other Trustee or Series Trustee; (b) the Trustees and Series Trustee may take advice of counsel or other qualified persons with respect to the meaning and operation of this Trust Agreement and their duties as Trustees and Series Trustee, as applicable, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees or Series Trustee, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees or Series Trustees pursuant to Section 3.3 The Trustees and Series Trustee as such shall not be required to give any bond or surety or any other security for the performance of their duties.

Section 6.3     Indemnification of Shareholders. In case any Shareholder (or former Shareholder) of any Portfolio of the Trust or Class shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder’s acts or omissions or for some other reason, said Portfolio (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of said Portfolio to be held harmless from and indemnified against all loss and expense arising from such liability.

Section 6.4     Indemnification of Trustees, Officers, etc. The Trust shall indemnify (from the assets of the Portfolio or Portfolios in question) each of its Trustees, Series Trustees, and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a Shareholder, creditor or otherwise (hereinafter referred to as “Covered Persons”) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee, Series Trustee, officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office (such conduct referred to hereinafter as “Disabling Conduct”). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered

Person for insufficiency of evidence of Disabling Conduct, (iii) a reasonable determination, based upon a review of the facts, that the Covered Person was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither “interested persons” of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding (“disinterested Trustees”), or (b) an independent legal counsel in a written opinion, or (iv) as otherwise permitted by the 1940 Act. Expenses, including accountants’ and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Portfolio(s) in question in advance of the final disposition of any such action, suit or proceeding, provided that the Covered Person shall have undertaken to repay the amounts so paid to the Portfolio(s) in question if it is ultimately determined that indemnification of such expenses is not authorized under this Article VI and (i) the Covered Person shall have provided security for such undertaking; (ii) the Trust shall be insured against losses arising by reason of any lawful advances; (iii) a majority of a quorum of the disinterested Trustees who are not a party to the proceeding, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification; or (iv) as otherwise permitted by the 1940 Act.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Duration and Termination of Trust.

(a)Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees by written notice to the Shareholders. Any Portfolio or Class of Shares thereof may be terminated at any time by vote of a majority of the Shares of such Portfolio or Class entitled to vote or by the Trustees by written notice to the Shareholders of such Portfolio or Class. Any action to dissolve the Trust shall be deemed also to be an action to dissolve each Portfolio and each Class thereof and any action to dissolve a Portfolio shall be deemed also to be an action to terminate each Class thereof.

(b)Upon the requisite action by the Trustees to terminate the Trust or any one or more Portfolios or Classes of Shares thereof, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Portfolio or any Class thereof as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Portfolio or Class to distributable form in cash or Shares (if any Portfolio remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Portfolios or Classes involved, ratably according to the total net asset value of Shares of such Portfolios or Classes held by each affected Shareholder on the date of distribution. Thereupon, the Trust or any affected Portfolio or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Portfolio or Class shall be canceled and discharged.

(c)Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with Section 3810(d) of the Delaware General Corporation, which certificate of cancellation may be signed by any one Trustee.

Section 7.2     Reorganization. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by applicable law, (i) cause the Trust to convert into, merge, reorganize, or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger or consolidation), or with or into any separate portfolio or portfolios of any thereof, so long as the surviving or resulting entity is a management investment company under the 1940 Act, or is a series thereof, that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, or possession of the United States, (ii) cause any one or more Portfolios of the Trust to convert, merge or consolidate with or into any one or more of the other Portfolios of the Trust, or one or more trusts (or series thereof), partnerships, associations, corporations, (iii) cause any one or more Portfolios of the Trust to convert from a Portfolio that is not an ETF to a Portfolio that is an ETF or from a Portfolio that is an ETF to a Portfolio that is not an ETF, (iv) cause the Shares to be exchanged under or pursuant to any state or federal statute, (v) cause a sale of all, or substantially all, assets of the Trust or any one or more of its Portfolios, or (vi) cause the Trust to incorporate under the laws of any jurisdiction. Any agreement of merger, reorganization, consolidation, exchange or conversion, certificate of merger, certificate of conversion, or other applicable certificate may be signed by a majority of the Trustees or an authorized officer of the Trust and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

Section 7.3     Amendments. This Trust Agreement may be restated and/or amended at any time by an instrument in writing signed, or by resolution approved at a duly constituted meeting, by a majority of the Trustees then holding office. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or adoption of such resolution(s), subject to satisfaction of any additional requirements provided for in this Trust Agreement and by the 1940 Act. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein. No amendment shall impair the limitations on personal liability of any Shareholder, Trustee, Series Trustee, officer, employee, or agent of the Trust or permit assessments upon Shareholders.

Section 7.4     Filing of Copies. References: Headings. The original or a copy of this instrument and of each restatement or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements or amendments have been made, as to the identities of the Trustees, Series Trustee and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument, and all expressions like “herein,” “hereof and “hereunder” shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such restatements or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 7.5     Applicable Law. This Trust Agreement is created under and is to be governed by and construed and administered according to the laws of the State of Delaware. The Trust shall be of the type referred to in Section 3801 of the Delaware Statutory Trust Act and of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust may exercise all powers which ·are ordinarily exercised by such a trust.

Section 7.6     Resident Agent. Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of Newcastle, Delaware was designated as the initial resident agent of the Trust in Delaware.